Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 1, 2005, by and among THE JACKSON RIVERS COMPANY, a Florida corporation (the "Parent"), JKRC SUB, INC., a Texas corporation (the "Merger Sub"), DIVERSE NETWORKS, INC., a Texas corporation (the "Company"), and the shareholders of the Company who are signatories hereto (each, a "Shareholder" and collectively, the "Shareholders"). Capitalized terms used in this Agreement without definition shall have the meanings set forth or referenced in Article XI.

                              W I T N E S S E T H:

            WHEREAS, the Shareholders are collectively the beneficial and record owners of all of the issued and outstanding capital stock of the Company, comprised of 5,105,000 shares of common stock, no par value per share (collectively, the "Company Shares");

            WHEREAS, the respective Boards of Directors of the Parent, Merger Sub, and the Company have approved the merger (the "Merger") of the Company into Merger Sub on the terms and subject to the conditions set forth in this Agreement, whereby each issued Company Share not owned by the Parent, Merger Sub, or the Company shall be converted into the right to receive the Merger Consideration (as defined in Section 2.1 below); and

            WHEREAS, the Parent, as the sole stockholder of Merger Sub, will approve this Agreement immediately following the execution of this Agreement;

            WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, the Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                     MERGER

      1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act (the "TBCA"), the Company shall be merged with and into Merger Sub at the Effective Time. At the Effective Time and as a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity (the "Surviving Entity"). The Merger, the issuance of promissory notes issued by Parent in connection with the Merger, the issuance by the Parent of shares of preferred stock, par value $0.001 per share, of the Parent (the "Parent Preferred Stock") in connection with the Merger (the "Share Issuance") and the other transactions contemplated by this Agreement are referred to in this Agreement as the "Transactions."

      1.2 Closing. The closing (the "Closing") of the Merger shall take place at the offices of Spectrum Law Group, 1900 Main Street, Suite 125, Irvine, CA 92614 at 10:00 a.m., Pacific Daylight Time, on the third (3rd) Business Day following the satisfaction (or, to the extent permitted by Law, waiver by the party or parties entitled to the benefits thereof) of the conditions set forth in Sections 4.1 and 4.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other place, time and date as shall be agreed in writing by the Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

      1.3 Effective Time. Prior to the Closing, the Parent shall prepare, and on the Closing Date, the Surviving Entity shall file with the Secretary of State of the State of Texas, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the TBCA and shall make all other filings or recordings required under the TBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State on the Closing Date, or at such later time as the Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

      1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the TBCA.

      1.5 Articles of Incorporation and By-laws.

            (a) The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Entity until thereafter changed or amended as provided therein or by the TBCA or applicable Law.

            (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

      1.6 Directors. The directors of the Surviving Entity shall be James E. Nelson and Jeffrey Flannery, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      1.7 Officers. The officers of the Surviving Entity shall be James E. Nelson as Chairman of the Board and Chief Operating Officer and President, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


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                                   ARTICLE II

    EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                                  CERTIFICATES

      2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Shares or any shares of capital stock of Merger Sub:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall continue to be issued and outstanding and shall constitute the only issued and outstanding shares of the Surviving Entity.

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each of Company Share that is owned by the Company, Parent or Merger Sub (or any direct or indirect wholly-owned subsidiary of Parent or Merger Sub) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Company Shares.

                  (1) Subject to Sections 2.1(b), 2.1(d) and 2.3(e), each issued and outstanding Company Share outstanding prior to the Effective Time shall be converted into the right to receive , at the election of the holder thereof, one of the following:

                        (i) for each such Company Share with respect to which an election to receive stock consideration (a "Stock Election") has effectively been made , and not revoked or lost, pursuant to Section 2.3 (each, an "Electing Share"), the right to receive one (1) share (the "Exchange Ratio") of Parent Series B Preferred Stock (the "Stock Consideration") with substantially the rights, privileges and preferences set forth on Exhibit A hereto (the "Series B_Preferred Stock"); and

                        (ii) for each such Company Share other than Electing Shares (each, a "Non-Electing Share") the right to receive $0.21 in the form of a promissory note made by the Parent (the "Note Consideration") payable within one (1) year of the closing date, bearing interest at 8% per annum, with installments of principal and interest payable on a quarterly basis, and containing such other terms as are set forth in the form of promissory note attached hereto as Exhibit B (the "Note"), and each stockholder of the Company that holds Non-Electing Shares shall be deemed to have made a Note election (a "Note Election") with respect to such Non-Electing Shares.

                  (2) The Notes payable and the shares of the Parent's Series B Preferred Stock to be issued, upon the conversion of Company Shares pursuant to this Section 2.1(c), are referred to collectively as "Merger Consideration." As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.2.


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

            (d) Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, Company Shares ("Dissenter Shares") that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment for such Dissenter Shares pursuant to, and who complies in all respects with, Articles 5.12 and 5.13, et. seq. of the TBCA (the "Dissenter Rights") shall not be converted into Merger Consideration as provided in Section 2.1(c)(1), but rather the holders of Dissenter Shares shall be entitled to payment for such Dissenter Shares in accordance with the Dissenter Rights; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment under the Dissenter Rights, then the right of such holder to be paid in accordance with the Dissenter Rights shall cease and such Dissenter Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.1(c)(1). The Company shall serve prompt notice to the Parent of any written notice of intent to demand payment, or any written demand for payment, received by the Company in respect of any Company Shares, and the Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

      2.2 Exchange of Certificates.

            (a) Exchange Agent. Spectrum Law Group LLP shall serve as Exchange Agent (the "Exchange Agent") for payment of Merger Consideration upon surrender of certificates representing Company Shares. The Exchange Agent shall also act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates and shall obtain no rights or interest in such shares. Promptly following the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Shares, for exchange in accordance with this Article II, through the Exchange
Agent: (i) certificates representing the number of shares of Parent Series B Preferred Stock issuable and (ii) Notes representing the amount of Note Consideration payable, in each case, pursuant to Section 2.1(c) in exchange for outstanding Company Shares (such shares of Parent Series B Preferred Stock and Notes being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund.

            (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent, or its designee, shall mail to each holder of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Shares whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.1(c) who did not complete a Form of Election pursuant to Section 2.3,
(i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the amount of Notes, if any, and the number of shares of Parent Series B Preferred Stock in to which the aggregate number of Company Shares previously represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled.


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

            (c) Restricted Securities. The shares of Parent Preferred Stock (and the shares issuable upon conversion thereof) (i) shall not be registered under the Securities Act or any state securities laws, (ii) will be offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering, and (iii) therefore, shall constitute "restricted securities" within the meaning of the Securities Act and cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available.

            (d) Investment Representation Letters. On or before the Closing Date, each of the Shareholders shall execute and deliver an Investment Representation Letter, in the form attached hereto as Exhibit C (the "Investor Representation Letter"), which contains certain representations designed to confirm the availability to the Parent of the exemption from registration under
Section 4(2) of the Securities Act in connection with the issuance of the Parent Common Stock pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that any Shareholder (a "Defaulting Shareholder") is unable or fails to execute and deliver an Investor Representation Letter in favor of the Parent, or the Parent has a reasonable basis to believe that the representations of such Shareholder in the Investor Representation Letter are not true and correct in any material respects, then the Parent may in its sole and absolute discretion refuse to issue the Merger Consideration allocable to the Defaulting Shareholder.

            (e) No Further Ownership Rights in Company Shares. The Merger Consideration paid and/or issued in accordance with the terms of this Article II upon conversion of any Company Shares shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such Company Shares, subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such Company Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing Company Shares are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.


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

            (f) No Liability. None of Parent, Merger Sub or the Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the date on which the final Merger Considerationl becomes due (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Income Tax Treatment. It is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

      2.3 Elections.

            (a) Each person who, on or prior to the Election Date referred to in paragraph (b) below, is a record holder of Company Shares shall be entitled, with respect to all or any portion of such shares, to make an unconditional Stock Election on or prior to such Election Date, on the basis hereinafter set forth.

            (b) Parent shall prepare a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election") and shall be mailed to the record holders of Company Shares as of the date of this Agreement, which Form of Election shall be used by each record holder of shares of Company Shares who wishes to elect to receive the stock consideration pursuant to Section 2.1(c)(1) for any or all Company Shares held by such holder. Any such holder's election to receive the stock consideration pursuant to
Section 2.1(c)(1) shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., Pacific Standard Time, on the Business Day immediately preceding the Closing Date (the "Election Date"), a Form of Election properly completed and signed and accompanied by Certificates for the Company Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company. If the Closing is delayed to a subsequent date, the Election Date shall be similarly delayed and Parent will promptly announce such rescheduled Election Date and Closing.

            (c) Any Form of Election may be revoked by the stockholder who submitted such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., Pacific Time, on the Election Date or (ii) after such time, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates for the shares of Company Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent and any such shares shall be treated as Non-Electing Shares (unless and until another duly completed Form of Election (and the Certificate or Certificates, or guarantees of delivery, as applicable, to which such Form of Election relates) has been submitted to the Exchange Agent in accordance with this Agreement).


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

            (d) The determination of the Exchange Agent in its sole discretion shall be binding as to whether or not elections to receive the stock consideration pursuant to Section 2.1(c)(1) have been properly made or revoked pursuant to this Section 2.3 with respect to shares of Company Shares and when elections and revocations were received by it. If no Form of Election is received with respect to shares of Company Shares, or if the Exchange Agent determines that any election to receive the stock consideration pursuant to
Section 2.1(c)(1) was not properly made with respect to shares of Company Shares, such shares shall be treated by the Exchange Agent as Non-Electing Shares at the Effective Time, and such shares shall be converted into the right to receive the Note Consideration in accordance with Section 2.1(c)(1)(ii). The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this Section 2.03 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

      2.4 Company Equity Awards.

            (a) At the Effective Time, other than stock options issued under the Company's 2000 Omnibus Stock Incentive Plan that have an exercise price of $1.00 per share (which shall expire) or $.50 per share (which, pursuant to the terms of the Company's 2000 Omnibus Stock Incentive Plan shall receive in lieu thereof from the Company an equitable substitution for such options), each Company Stock Option then outstanding under any Company Stock Plan, whether or not then exercisable, shall be assumed by Parent and converted into an option to purchase Parent Series B Preferred Stock in accordance with this Section 2.4(a). Each Company Stock Option so converted shall continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Stock Plan and any agreements thereunder immediately prior to the Effective Time, provided, however, that all of such stock options shall be deemed to be fully vested as of the Effective Time. Notwithstanding the foregoing, the conversion of any Company Stock Options which are "incentive stock options," within the meaning of Section 422 of the Code, into options to purchase Parent Series B Preferred Stock shall be made so as not to constitute a "modification" of such Company Stock Options within the meaning of Section 424 of the Code.

            (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Series B Preferred Stock for delivery upon exercise or settlement of the Company Stock Options being assumed or settled in accordance with this Section 2.4.


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

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties concerning the Company. The Company hereby represents and warrants to the Parent as follows:

            (a) Authority. The Company has the corporate power and authority to enter into and deliver this Agreement and each of the other agreements, certificates, instruments and documents contemplated hereby (collectively, the "Ancillary Documents") to which it is a party, to carry out its obligations hereunder and under any Ancillary Document and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations and consents required by Law for the execution, delivery, and performance by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been properly taken or obtained, including without limitation, the approval of this Agreement and the transactions contemplated by it by the Board of Directors of the Company.

            (b) Execution and Delivery. This Agreement has been, and each Ancillary Document to which the Company is a party will be at the Closing, duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

            (c) No Conflicts. Except as set forth on Schedule 3.1(c), the execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Company under, (i) any Laws to which the Company or any of its assets are subject, (ii) any permit, judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Company or any of its assets are subject, (iii) the articles of incorporation or bylaws of the Company, or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which the Company is a party or by which the Company or any of its assets are bound, except where, in the case of clause
(iv), such violation, conflict, breach, etc. would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Company in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations hereunder and thereunder.

            (e) Organization, Standing and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Texas. The Company has corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to use its name and is duly qualified, licensed or authorized to do business and in good standing, in each jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or authorization. Each such jurisdiction is identified on Schedule 3.1(e). The Company's corporate minute books reflect all resolutions approved and other material actions taken by its shareholders or Board of Directors and any committees thereof since the date of its incorporation. The Shareholders or the Company have previously delivered to the Parent true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, each as currently in effect (collectively, the "Organization Documents").


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

            (f) Capitalization. The authorized capital stock of the Company consists solely of 40,000,000 shares of common stock, of which 5,105,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. As of the date hereof, each Shareholder owns of record such number of shares of Common Stock as is set forth opposite such Shareholder's name on Schedule 3.1(f). The Company Shares constitute all of the issued and outstanding capital stock of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. No shares of Common Stock are held in treasury. Except as disclosed in Schedule 3.1(f), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which the Company is or may become obligated to issue, redeem, assign or transfer any shares of capital stock or purchase or make payment in respect of any shares of capital stock of the Company now or previously outstanding, and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to or any shares of its capital stock.

            (g) No Subsidiaries or Other Equity Interests. The Company does not, nor has it ever at any time since its organization, had a direct or indirect Subsidiary or owned, directly or indirectly, any equity, investment or other equity interest, or any right (contingent or otherwise) to acquire the same, in any other Person.

            (h) Financial Statements. The Company has previously delivered to the Parent true, complete and correct copies of unaudited financial statements of the Company for the fiscal year ended December 31, 2004 (the "Financial Statements"). The Financial Statements comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

            (i) Absence of Undisclosed Liabilities. Except to the extent adequately reflected on or reserved against in the Financial Statements and except for recurring Liabilities incurred in the ordinary course of business consistent with recent past practice, as of September 30, 2005 (the "Balance Sheet Date"), the Company had no direct or indirect Liabilities for any period prior to such date or arising out of transactions entered into or any set of facts existing prior thereto. Since the Balance Sheet Date, the Company has not incurred any Liabilities except in the ordinary course of business consistent with recent past practice, none of which are, individually or in the aggregate, material.


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

            (j) Ordinary Course. Since the Balance Sheet Date, except as otherwise disclosed on Schedule 3.1(j), the Company has operated its business in the ordinary course consistent with past practice and there has not occurred:

                  (i) any change in the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) any amendments or changes in any of its Organization Documents;

                  (iii) any issuance or sale of any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or receipt of any payment based on the value of, its capital stock or any securities convertible or exchangeable into shares of its capital stock (including, without limitation, any stock options, phantom stock or stock appreciation rights) or any adjustment, split, combination or reclassification of its capital stock, or any declaration or payment of any dividend or any distribution on, or any redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

                  (iv) any investment of a capital nature on its own account in excess of $50,000 individually or $100,000 in the aggregate;

                  (v) any entering into, amendment of, modification in, relinquishment, termination, or non-renewal by the Company of any contract, lease, transaction, commitment or other right or obligation, except for purchase and sale commitments entered into in the ordinary course of business consistent with recent past practice;

                  (vi) any waiver, forfeiture, or failure to assert any rights of a material value or made, whether directly or indirectly, any payment of any material Liability before the same came due in accordance with its terms;

                  (vii) any material damage, destruction or loss of the Company's assets or properties, whether covered by insurance or not;

                  (viii) any payment of (or any making of oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant or any entry into or alterations of the terms of any employment, consulting or severance agreement with any such person; any payment of any severance or termination pay (other than payments made in accordance with existing plans or agreements); any grant of stock option or issuance of any restricted stock; any entry into or modification of any agreement or Employee Benefit Plan (except as required by law) or any similar agreement;


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

                  (ix) any modification of any term of benefits payable under any Employee Benefit Plan;

                  (x) (A) any creation, incurrence or assumption of any Liability for borrowed money except those Liabilities incurred in the ordinary course of business consistent with recent past practice, (B) issuance or sale of any securities convertible into or exchangeable for debt securities of the Company; or (C) issuance or sale of options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any securities convertible into or exchangeable for any such debt securities;

                  (xi) any material change in the amounts or scope of coverage of insurance policies;

                  (xii) any merger or consolidation with any other Person, acquisition of any capital stock or other securities of any other Person, or acquisition of all or a significant portion of the assets of any other Person, or acquisition of any assets or properties from any Shareholder or its affiliate or family member;

                  (xiii) any assumption or guarantee of any Liability or responsibility (whether primarily, secondarily, contingently or otherwise) for the obligations of any other Person;

                  (xiv) any loan, advance (including, without limitation, any loan or advance to any stockholder, officer, director or employee of such Company) or capital contribution to, or investment in, any Person, except travel advances or advances of no more than $50,000 to employees in the ordinary course of business consistent with recent past practice;

                  (xv) any sale, transfer or lease to others of, any grant, creation or assumption of Liens against, or otherwise disposed of, any of its material assets, whether tangible or intangible;

                  (xvi) any lapse, failure to take any actions to protect, or any adverse change in respect of any of its Proprietary Rights;

                  (xvii) any consummation of any other transaction that is not in the Company's ordinary course of business consistent with recent past practice;

                  (xviii) any collection of the Company's accounts receivable, or any payment of the Company's accounts payable, in each case that is not in the Company's ordinary course of business consistent with recent past practice; or

                  (xix) any agreement or commitment, in writing or otherwise, to take any of the actions described in the foregoing subclauses (i) through (xviii).

            (k) Title to Assets. Except as disclosed on Schedule 3.1(k), the Company has good and marketable title to all of the tangible and intangible assets owned by it, free and clear of any Liens, and none of such assets are owned by any Person other than the Company. The Company owns, leases, licenses or otherwise has the contractual right to use all of the assets used in or necessary for the conduct of its business as currently conducted. The Company has delivered to the Parent a schedule of the fixed assets of the Company dated within thirty (30) days prior to the date hereof. All personal property owned or leased by the Company, taken as a whole, is in good repair and is operational and usable in the operation of the Company, subject to ordinary wear and tear.

            (l) Receivables and Payables. Except as disclosed on Schedule 3.1(l), (i) the accounts and notes receivable reflected on the Financial Statements or arising since the Balance Sheet Date (collectively, the "Receivables"), are bona fide, represent valid obligations to the Company, and have arisen or were acquired in the ordinary course of business and in a manner consistent with recent past practice and with the Company's regular credit practices; (ii) the Company's provision for doubtful accounts reflected on its Financial Statements or reserved on its books since the Balance Sheet Date has been determined in accordance with the generally accepted accounting principles consistently applied; (iii) the Receivables have been collected or are collectible in full, net of any allowance for uncollectibles recorded on the Financial Statements or properly reserved on its books since the Balance Sheet Date, in a manner consistent with past practice in the ordinary course of business and without resort to litigation; (iv) to the Knowledge of the Company, none of the Receivables is or will at the Closing Date be subject to any defense, counterclaim or setoff; (v) since the Balance Sheet Date, the Company has not canceled, reduced, discounted, credited or rebated or agreed to cancel, reduce, discount, credit or rebate, in whole or in part, any Receivables; and
(vi) there has been no material adverse change since the Balance Sheet Date in the amounts of Receivables or the allowances with respect thereto, or accounts payable of the Company, from those reflected in the balance sheet of the Company as of such date. The Company has provided to the Parent a schedule of aged Receivables and payables for the Company as of a date which is within three (3) business days of the date hereof.

            (m) Real Property.

                  (i) The Company does not now own, and has never owned, any real property.

                  (ii) Schedule 3.1(m) sets forth a true and complete list of all real property leased or otherwise used by the Company, identifying the lessor or other owner thereof (the "Real Property").

                  (iii) There is not existing or proposed as a matter of public record or, to the Knowledge of the Company, presently contemplated, any condemnation or similar action, or zoning action or proceeding, with respect to any portion of the Real Property. None of the existing buildings and improvements which in part comprise the Real Property fails to comply fully with all size, height, set back, use and other zoning restrictions and regulations applicable thereto, including, without limitation, the parking space requirements of all applicable zoning ordinances and regulations. The Company or its landlord has obtained all licenses, permits, approvals, certificates, and other authorizations required by applicable Laws for the use and occupancy of the Real Property as it is currently being utilized. None of the Real Property is subject to any encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation, limitation or other Liens which might in any material respect interfere with or impair the continued use thereof as currently utilized or proposed to be utilized by the Company.

            (n) Proprietary Rights.

                  (i) To the Knowledge of the Company, the Company owns or possesses licenses or other rights to use all trademarks, trade and business names, internet domain names, service marks, service names, copyrights, customer lists, trade secrets and inventions (whether or not patentable) (collectively, "Proprietary Rights") that are necessary to the conduct of the Company's business as currently conducted or anticipated.

                  (ii) Schedule 3.1(n)(ii) sets forth a true and complete list of all trademarks, trade names, service marks, service names, internet domain names, copyrights and patents included in the Proprietary Rights of the Company (identifying which are owned and which are licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements relating thereto. All filing, registration, maintenance or similar fees payable in connection with each registration (or application therefor) of Proprietary Rights set forth on Schedule 3.1(n)(ii) have been paid and each such registration is valid and in full force and effect.

                  (iii) Except as disclosed in Schedule 3.1(n)(iii), the Company is not required to pay any royalty, license fee or similar compensation in connection with the conduct of its business as currently conducted.

                  (iv) To the Knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with the Proprietary Rights of any other Person or committed any acts of unfair competition, and no claims have been asserted by any Person alleging such interference, infringement, misappropriation, conflict or act of unfair competition.

                  (v) To the Knowledge of the Company, no Person is infringing upon its Proprietary Rights.

                  (vi) There are no Proprietary Rights developed by any shareholder, director, officer, consultant or employee of the Company that are used in the Company's business and that have not been transferred to, or are not owned free and clear of any Liens by, the Company.

            (o) Material Agreements. Schedule 3.1(o)(1) sets forth a true and complete list, and the Company has provided to the Parent complete copies (including all amendments and extensions thereof and all waivers thereunder) or, if oral, an accurate and complete description, of each of the following, whether written or oral, to which the Company is a party or is otherwise bound (each, a "Material Agreement"):

                  (i) all loan agreements, indentures, mortgages, notes, installment obligations, capital leases or other agreements or instruments relating to the borrowing of money (or guarantees thereof);

                  (ii) all continuing contracts or commitments for the future purchase, sale or manufacture of products, materials, supplies, equipment or services requiring payment to or from the Company in an amount in excess of $50,000 per annum which are not terminable on 30 days' or less notice without cost or other liability at or any time after the Closing Date, or in which the Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive rights relating to any product or service;

                  (iii) all contracts with any Governmental Authority;

                  (iv) all leases, subleases or any other agreements or arrangements under which the Company has the right or license to use any personal property, whether tangible or intangible, owned or licensed by another Person;

                  (v) all agreements or arrangements under which any other Person has the right or license to use any real property or personal property, whether tangible or intangible, owned, leased or licensed by the Company;

                  (vi) all contracts or understandings which by their terms restrict the ability of the Company to conduct its business or to otherwise compete, including as to manner or place;

                  (vii) all joint venture or similar agreements or understandings;

                  (viii) lease and other agreements pertaining to the Real Property;

                  (ix) all collective bargaining, employment, severance, consulting, nondisclosure or confidentiality agreements, and agreements requiring a charge of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant, other than pursuant to Employee Benefit Plans, which is not immediately terminable by the Company without cost or other liability to the Company;

                  (x) all agreements with sales agents or representatives, wholesalers, distributors and dealers;

                  (xi) all agreements concerning any Hazardous Materials; and

                  (xii) all other contracts, without regard to monetary amount, which were not entered into in the ordinary course of business consistent with past practice or which are material to the conduct of the Company's business and not listed above.

                  Except as disclosed on Schedule 3.1(o)(2), the Company is not, and to the Knowledge of the Company, any other party thereto is not, in default under any Material Agreement and no event has occurred or is reasonably expected to occur which (after notice or lapse of time or both) would become a breach or default under, or would otherwise permit modification, cancellation, acceleration or termination of, any Material Agreement or would result in the creation of or right to obtain any Lien upon, or any Person obtaining any right to acquire, any assets, rights or interests of the Company. Except as disclosed on Schedule 3.1(o)(3): (i) each Material Agreement is in full force and effect and is a valid and binding obligation of the Company, and, to the Knowledge of the Company, the other parties thereto; (ii) there are no unresolved disputes with respect to any Material Agreement; and (iii) the Company has no reasonable basis to believe that any party to a Material Agreement intends either to modify, cancel or terminate such Material Agreement.

            (p) Litigation. Except as disclosed on Schedule 3.1(p), there is no claim, legal action, suit, arbitration, investigation or other proceeding pending, or to the Knowledge of the Company, threatened against or relating to the Company or its assets. Neither the Company nor any of its assets are subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority. There is currently no investigation or review by any Governmental Authority with respect to the Company pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority notified the Company of its intention to conduct the same.

            (q) Compliance with Laws. To the Knowledge of the Company, the Company has all licenses, permits and other authorizations from all applicable Governmental Authorities necessary or desirable for the conduct of its business as currently conducted or as currently expected to be conducted following the Closing Date. Schedule 3.1(q) hereto sets forth a true and complete list of all such licenses, permits and other authorizations obtained by the Company, each of which is in full force and effect and no violations thereunder have been recorded. To the Knowledge of the Company, the Company is in compliance, and has complied, in all material respects with all Laws applicable to it and has not received any notice of any violation thereof.

            (r) Environmental Matters. To the Knowledge of the Company, except as disclosed in Schedule 3.1(r):

                  (i) During the period that the Company has owned, leased or operated any properties or facilities, neither it nor any other Person has disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities. There is not now nor has there ever been any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U. S.C. ss. 9601 et seq., as amended ("CERCLA").

                  (ii) The operations of the Company and properties that the Company owns, leases or operates, are in compliance in all material respects with Environmental Law. During the time that the Company has owned, leased or operated its properties and facilities, neither the Company nor any other Person has used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for disposal to or from such properties or facilities, any Hazardous Materials which may be considered a violation of applicable Environmental Law.

                  (iii) During the time that the Company has owned, leased or operated its properties and facilities, there has been no litigation or proceeding brought or, to the Knowledge the Company, threatened against the Company by, or any settlement reached the Company with, any Persons alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

                  (iv) There are no facts, circumstances or conditions relating to the properties and facilities owned, leased or operated by the Company which could give rise to a claim under any Environmental Law or to any material Environmental Costs and Liabilities.

            (s) Related Party Transactions. Except as disclosed on Schedule 3.1(s), no Related Party has been directly or indirectly a party to any contract or other arrangement (whether written or oral) with the Company providing for services (other than as an employee of the Company), products, goods or supplies, rental of real or personal property, or other wise requiring payments from or to the Company. For purposes hereof, the term "Related Party" shall mean any Shareholder or a director or officer of the Company or any member of his or her family or any corporation, partnership, limited liability company, other business entity or trust in which he or she or any member of his or her family has greater than a ten percent (10%) interest, or of which he or she or any member of his or her family is an officer, director, general partner, member or trustee.

            (t) Insurance. Schedule 3.1(t)(l) sets forth a list of the Company's insurance policies (including property, casualty, liability (general, professional and directors and officers) and workers' compensation), listing for each policy the identity of the insurance carrier, the policy period, the limits and retentions and any special exclusions. Except as set forth on Schedule 3.1(t)(2), such insurance coverage and coverage amounts are, in the opinion of the Company, customary for the business engaged in by the Company. Such policies are currently in full force and effect, all premiums have been paid in full with respect thereto and the Company has not received any notice of termination or modification from the insurance carriers. Schedule 3.1(t)(l) also sets forth a true and complete description of any self-insurance arrangement by or affecting the Company, including any reserves established thereunder, if any.

            (u) Taxes.

                  (i) The Company has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed by it (taking into account any extension of time to file granted to or on the account of the Company). The information on such Returns is complete and accurate in all material respects. The Company has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. As used in this Section 3.1(u), the Company shall mean, individually and collectively, (i) the Company and (ii) any individual, trust, corporation, partnership or other entity as to which the Company may be liable for Taxes incurred by such individual or entity as a transferee or pursuant to any provision of federal, state, local or foreign law or regulation.

                  (ii) No unpaid (or unreserved in accordance with generally accepted accounting principles applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority or other Governmental Authority with respect to the Company for any Pre-Closing Period and, to the best knowledge of the Company or the Shareholder, there are no pending audits, investigations or claims for or relating to any liability in respect of Taxes of the Company, nor has the Company been notified of any request for such an audit, investigation or claim. The Company has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to the Company.

                  (iii) (1) The Company has made or will make provision for all Taxes payable by it with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (2) the provisions for Taxes with respect to the Company for the Pre-Closing Period are adequate to cover all Taxes with respect to such period; (3) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (4) all material elections with respect to Taxes made by or, to the Knowledge of the Company, affecting the Company as of the date hereof are set forth in Schedule 3.1(u)(iii)(4); (5) the Company is not a "consenting corporation" under Section 341(f) of the Code, or any corresponding provision of state, local or foreign law; (6) there are no private letter rulings in respect of any Tax pending between the Company and any taxing authority; (7) the Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than the Company; (8) the Company is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (9) the Company is not, and has not been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (10) the Company is not a person other than a United States person within the meaning of the Code; (11) the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (12) the Company has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (13) the Company has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (14) the Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (15) the Company has never been a Subchapter S corporation (as defined in Section 1361(a)(1) of the Code); (16) Schedule 3.1(u)(iii)(16) contains a list of all jurisdictions to which any Tax is properly payable by the Company; (17) the Company is not a personal holding company within the meaning of Section 542 of the Code; (18) the Company has not made an election and is not required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

            (v) Employee Benefit Plans.

                  (i) Schedule 3.1(v)(i) lists all Employee Benefit Plans which have been maintained or contributed to by the Company or to which the Company has been obligated to contribute. Except as set forth on Schedule 3.1(v)(ii), neither the Company nor any of its ERISA Affiliates (as defined below), maintains or has maintained, contributed to or been obligated to contribute to a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. To the Knowledge of the Company, except as set forth on Schedule 3.1(v)(iii), each Pension Plan and Welfare Plan disclosed on Schedule 3.1(v)(i) has been maintained in compliance with its material terms and all material provisions of ERISA and the Code, applicable thereto (including rules and regulations thereunder).

                  (ii) The Company has delivered or made available to Parent prior to the date hereof complete and correct copies of (a) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (b) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications), (c) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed, (d) where applicable, the most recent (A) opinion, notification and determination letters, (B) actuarial valuation reports, and (C) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan, (e) all material communications received from or sent to the Internal Revenue Service or the Department of Labor (including a written description of any oral communication), and (f) any Forms 5330 required to be filed by the Company or any Affiliate, whether related to an Employee Benefit Plan or otherwise.

                  (iii) Except as disclosed on Schedule 3.1(v)(vi), all contributions required to be paid under the terms of each Employee Benefit Plan identified in Schedule 3.1(v)(i) hereto have been made. As of and including the Closing Date, the Company shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on an unaudited balance sheet of the Company provided to Parent by the Company.

                  (iv) Neither the Company nor any of its ERISA Affiliates has maintained or contributed to, been obligated or required to contribute to, or withdrawn in a partial or complete withdrawal from, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA.

                  (v) Except as disclosed on Schedule 3.1(v), except as required by law or by the terms of an Employee Benefit Plan, the Company has not proposed or agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) nor to change any employee coverage which would cause an increase in the expense of maintaining any such Employee Benefit Plan.

                  (vi) Except as disclosed on Schedule 3.1(vi), no Employee Benefit Plan provides benefits or payments based on or measured by the value of an equity security of or interest in the Company or any ERISA Affiliate.

                  (vii) Except as disclosed on Schedule 3.1(v)(vii), no Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and the Company does not have outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

            (w) Employee Matters.

                  (i) The Company has provided to the Parent lists all current employees of the Company and their hourly rates of compensation or base salaries (as applicable), the date of last increase in such compensation or salaries, and all other compensation paid to such employees. To the Knowledge of the Company, no employee of the Company has notified the Company of such employee's plans to terminate employment with the Company. To the Knowledge of the Company, the Company has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the withholding and payment of social security and other Taxes.

                  (ii) Except as set forth on Schedule 3.1(w): (A) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and, upon termination of the employment of any such employees, neither the Parent nor the Company will by reason of any event, fact or circumstance occurring or existing prior to the Closing be liable to any of such employees for severance pay or any other payments; (B) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Authority; (C) there is no labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against the Company; (D) the Company has not experienced any significant deterioration in its relationship with its employees; and (E) no labor union currently represents the employees of the Company and, to the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company.

                  (iii) Except for payment of the Merger Consideration to the Shareholders and except as disclosed on Schedule 3.1(w), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company, under any Employee Benefit Plan or otherwise; (B) increase any compensation or benefits payable under any Employee Benefit Plan or otherwise; or (C) result in the acceleration of the time of payment or vesting of any such compensation benefits. No Employee Benefit Plan or other arrangement provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of the Company.

            (x) Brokerage Fees. Except with respect to Falcon Financial Group. the Company has not engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

            (y) Books and Records. All accounts, books, ledgers and official and other records prepared and kept by the Company are true, complete and accurate in all material respects and have been kept in accordance with sound business practices.

            (z) Disclosure. No representation or warranty made by the Company in this Agreement, nor any information contained in any Ancillary Document to be delivered by the Company or the Shareholder pursuant hereto, or any information relating to the Company provided or made available to the Parent in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.

      3.2 Representations and Warranties of the Shareholders. The Shareholders, severally but not jointly, hereby represent and warrant to the Parent as follows:

            (a) Authority. Each Shareholder has all corporate or limited liability company power or legal capacity and authority to enter into and deliver this Agreement and each of the Ancillary Documents to which such Shareholder is a party, to carry out such Shareholder's obligations hereunder and under such Ancillary Document and to consummate the transactions contemplated hereby and by such Ancillary Documents. All actions, authorizations and consents required by Law for the execution, delivery and performance by each Shareholder of this Agreement and each Ancillary Document to which such Shareholder is a party, and the consummation of the transactions contemplated hereby and thereby, have been properly taken or obtained.

            (b) Execution and Delivery. This Agreement has been, and each Ancillary Document to which it is a party will be at the Closing, duly authorized, executed and delivered by such Shareholder and constitutes or will constitute at the Closing a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

            (c) No Conflicts. The execution, delivery and performance by each Shareholder of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of such Shareholder under, (i) any Laws to which such Shareholder or any of its or his assets are subject, (ii) any permit, judgment, order, writ, injunction, decree or award of any Governmental Authority to which such Shareholder or any of its or his assets are subject, (iii) with respect to a Shareholder that is an entity, the certificate of formation or incorporation or the operating agreement or bylaws of such Shareholder (or their equivalent), or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which such Shareholder is a party or by which such Shareholder or any of its or his assets are bound.

            (d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by each Shareholder in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of such Shareholder's obligations hereunder or thereunder.

            (e) Organization, Standing and Qualification. Each Shareholder that is an entity is a corporation or limited liability company duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each such Shareholder has all corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (f) Ownership. Each Shareholder owns, beneficially and of record, free and clear of any Liens, such number of shares of Common Stock as is set forth opposite his or its name on Schedule 3.1(f). At the Closing, upon delivery of and payment for such Shares as provided in this Agreement, all of the Shares owned by each Shareholder shall be transferred to the Parent, and the Parent shall have good and valid title to such Shares, free and clear of any Liens. Except as disclosed in Schedule 3.1(f), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which a Shareholder is or may become obligated to sell, assign or transfer any shares of capital stock of the Company owned by such Shareholder.

            (g) Brokerage Fees. None of the Shareholders have engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

      3.3 Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Shareholders as follows:

            (a) Authority. The Parent has all necessary power and authority to enter into and deliver this Agreement and each of the Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and by the Ancillary Documents. All actions, authorizations and consents required by Law for the execution, delivery and performance by Parent of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been or prior to the Closing will have been properly taken or obtained, including without limitation, the approval of this Agreement and the transactions contemplated by it by the Board of Directors of the Parent.
..

            (b) Execution and Delivery. This Agreement has been, and each Ancillary Document to which the Parent is a party will be at the Closing, duly authorized, executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting or relating to creditors' rights generally or by general principles of equity.

            (c) No Conflicts. The execution, delivery and performance by the Parent of this Agreement and each Ancillary Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, or result in the creation of or right to create any Lien upon any of the assets of the Parent under, (i) any Laws to which the Parent or any of its assets are subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Parent or any of its assets are subject, (iii) the Certificate of Incorporation or Bylaws of the Parent, or (iv) any license, indenture, promissory note, bond, credit or loan agreement, lease, agreement, commitment or other instrument or document to which the Parent is a party or by which any of its assets are bound, except where, in the case of clause (iv), such violation, conflict, breach, etc. would not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

            (d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained by the Parent in connection with or as a result of the execution and delivery of this Agreement or any of the Ancillary Documents, or the performance of its obligations thereunder.

            (e) Organization, Standing and Qualification. The Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida (or such other applicable jurisdiction of incorporation or formation). The Parent has all requisite power and authority to own, lease and operate its properties and to carry on their businesses as now being conducted, to use their names and are duly qualified, licensed or authorized to do business and in good standing, in each jurisdiction where the nature of the activities conducted by them or the character of the properties owned, leased or operated by them require such qualification, licensing or authorization.

            (f) Parent Stock. The authorized capital stock of the Parent consists solely of 990,000,000 shares of common stock, par value $.00001 per share ("Parent Common Stock"), of which 8,177,624 shares are issued and outstanding and 1,000,000,000 shares of Parent Preferred Stock, of which (i) 1,000,000 shares have been designated as Series A Preferred Stock of which 960,000 are issued and outstanding and (ii) 10,000,000 have been designated as Series B Preferred Stock of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Parent have been, and all of the shares of the Parent Preferred Stock issuable to the Shareholders pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 3.3(f) or in any SEC Document, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities, profits interests, conversion rights, preemptive rights, rights of first refusal or other rights, agreements, arrangements or commitments of any nature whatsoever under which the Parent is or may become obligated to issue, redeem, assign or transfer any shares of capital stock or purchase or make payment in respect of any shares of capital stock of the Parent now or previously outstanding, and there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to or any shares of its capital stock. Except as set forth on Schedule 3.3(f), none of the Parent's stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) upon the occurrence of any event or combination of events. Except as set forth on Schedule 3.3(f), the Parent has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

            (g) SEC Documents; Financial Statements. Except as otherwise set forth on Schedule 3.3(g), the Parent has filed, on a timely basis (except as permitted by Rule 12b-25 under the Exchange Act), all forms, reports and documents required to be filed with the SEC since August 31, 2005 (the "SEC Documents"). The SEC Documents (i) complied in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Parent is a party or to which the property or assets of the Parent are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing. The Parent has prepared and filed with the SEC all filings and reports required by the Securities Act and the Exchange Act to make the Parent's filings and reports current in all respects. Since August 31, 2005, the financial statements included in SEC Documents filed by the Parent (the "Parent Financial Statements") fairly present in all material respects, and the Parent Financial Statements included in SEC Documents filed after the date of this Agreement will fairly present in all material respects, the consolidated financial position of the Parent as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of the Parent for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments (which individually and in the aggregate are not material), and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC. The Parent Financial Statements included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K promulgated by the SEC) which the Parent is required to disclose under Item 303(a) of Regulation S-K in its SEC Documents are set forth in the SEC Documents. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Parent is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Parent, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended. Neither the Parent, nor any of its directors, officers, or 10% shareholders: Are currently the subject of an investigation by the Securities Exchange Commission ("SEC") or any governmental body or agency; has been convicted in a criminal proceeding or are currently the named subject of a pending criminal proceeding, other that traffic violations or other minor offenses; has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court permanently or temporarily enjoining such from engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or has been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law (other than a judgment in such civil action or a finding by the SEC that has been subsequently reversed, suspended or vacated).

            (h) Brokerage Fees. The Parent has not engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

            (i) Disclosure. No representation or warranty made by the Parent in this Agreement, nor any information contained in any Ancillary Document to be delivered by the Parent pursuant hereto, or any information relating to the Parent provided or made available to the Parent in connection with the transactions contemplated hereby, including any SEC Document, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.

                                   ARTICLE IV

                                CERTAIN COVENANTS

      4.1 Conduct of Business Pending the Closing. The Company hereby covenants and agrees that, prior to the Closing, except as contemplated by this Agreement or as set forth in Schedule 4.1, it shall (and each of the Shareholders hereby covenants and agrees to cause the Company to comply with the provisions of this
Section 4.1):

            (a) conduct its business in the usual, regular and ordinary course consistent with recent past practice and use its commercially reasonable efforts to take, or refrain from taking, as the case may be, any action which would cause the representations and warranties made in Section 4.1, including, without limitation, Section 4.1(j), to become untrue or inaccurate; and

            (b) use its commercially reasonable efforts to maintain and preserve its business organization and relationships with its customers, vendors, suppliers and others having business dealings with it and retain the services of its officers and employees.

      4.2 Conduct of the Business Post Closing. Following the Closing,

            (a) the Parent covenants and agrees (and the Surviving Entity shall cooperate in): that it will complete an audit of the Surviving Entity's financial statements (including an audit of the Company's financial statements prior to Closing) as required by Form 8-K promulgated under the Securities Exchange Act of 1934, with a PCAOB approved auditor on or before January 31, 2006 (the "Post Closing Audit"). The Parent and the Surviving Entity shall attempt to complete the Post Closing Audit for a cost of no more than $50,000. In the event the Parent is unsuccessful in completing the Post-Closing Financing by the Post-Closing Financing Deadline under the terms and provisions of Section 4.3, all of such costs and expenses shall be the obligation of the Parent;

            (b) the Surviving Entity covenants and agrees that the gross revenues of the Surviving Entity for the 12 month period following the Closing will equal or exceed the product of (i) the revenues of the Company during the 12 month period prior to the Closing and (ii) 0.2.

      4.3 Post-Closing Financing for theParent. Beginning immediately upon the Closing and ending upon the earlier of (i) the date on which Parent shall secure the "Post-Closing Financing" as defined below, or (ii) February 28, 2006 (the "Post Closing Financing Deadline"), Parent covenants and agrees to provide Surviving Entity with no less than $50,000 per month to cover operating expenses of the Surviving Entity (each, an "Interim Funding"). Each Interim Funding shall be evidenced by a note made by Surviving Entity in favor of the Parent in the amount of such Interim Funding, on substantially the terms and conditions attached hereto as Exhibit D (the "Interim Notes"). In addition, Parent covenants and agrees to secure the Post Closing Financing on or before the Post Closing Financing Deadline. In the event Parent, for whatever reason, is unable to secure the Post Closing Financing on or before the Post Closing Financing Deadline, then in such event, the Parent; (i) shall be obligated for all Interim Funding and the Surviving Entity shall be released from any and all obligations to repay any such Interim Funding (and the Interim Notes shall so provide for such a release of any such liability); (ii) the Parent shall be obligated to pay for all audit and audit related costs under Section 4.2(a); and (iii) the Surviving Entity and the Shareholders shall have such rights as set forth in
Section 8.2 hereof. As used herein, the term "Post Closing Financing" shall mean the receipt by the Surviving Entity on or before the Post Closing Financing Deadline of both of the following: (i) a firm, commitment from a funding source reasonably acceptable to James E. Nelson to provide at least Five Million Dollars of equity funding over a period of two (2) years (such equity funding to be solely in the form of equity funding and not debt funding, and such equity funding to be funded in minimum tranches of $250,000) on such terms as shall be commercially reasonably acceptable to James E. Nelson; and (ii) an actual funding, in the form of a bridge loan, convertible debenture, or equity contribution in a minimum amount of $500,000, on such terms as shall be commercially reasonably acceptable to James E. Nelson.

      4.4 No Solicitation. The Company shall not, and none of the Shareholders shall, directly or indirectly (through their respective Affiliates, employees, agents or representatives), initiate contact with, solicit, encourage, respond to or participate in any way in discussions or negotiations with, or provide any information or assistance to, or take any other action intended or designed to facilitate the efforts of (including without limitation, the execution of any letter of intent, term sheet or definitive agreement), any Person other than the Parent concerning any acquisition of equity interest in the Company or any significant portion of the assets of the Company (including by merger or other similar transaction). The Company or the Shareholders shall promptly notify the Parent if they are contacted or approached in respect of any such transaction, as well as the material terms of the proposed transaction and the identity of the contacting party.

      4.5 Reasonable Efforts; Assurances. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take or cause to be taken all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using commercially reasonable efforts to (a) obtain all consents or approvals required or desirable in connection with the transactions contemplated hereby, (b) effect promptly all necessary or appropriate registrations or filings with any Governmental Authorities, and (c) fulfill or cause the fulfillment of the conditions to Closing set forth in Article V. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall take such further action without additional consideration.

      4.6 Notification of Certain Matters. The Company and Parent shall promptly notify each other in writing:

            (a) if, subsequent to the date of this Agreement and prior to the Closing Date, either of them becomes aware of the occurrence of any event or the existence of any fact that would render any of the representations and warranties made by it (and, in case of the Company, made by any Shareholder) in Sections 3.1, 3.2 or 3.3, as the case may be, if made on or as of the date of such event or the Closing Date, inaccurate or untrue (other than with respect to representations and warranties made as of a specified date);

            (b) of any breach by either of them of any of its (and, in case of the Company, any of the Shareholders') covenant or agreement contained in this Agreement;

            (c) of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

            (d) of any notice or other communication from any Governmental Authority in connection with or relating to the transactions contemplated hereby; or

            (e) if the Company or any Shareholder become aware of any material deterioration in the relationship with any customer, supplier or employee of the Company.

      4.7 Public Announcements. No party will issue or make or cause the publication of, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing, making or causing the publication of any such press release or public announcement to the extent that such party is advised by its legal counsel that such action is required by Law, in which case the party making such determination will use reasonable efforts to allow the other parties reasonable time to review and comment on such release or announcement in advance. For the purposes of this Section, the Company shall be entitled to give such prior written consent on behalf of the Shareholders.

      4.8 Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Entity (provided any such payments shall not be funded, directly or indirectly, by the Company), and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

      5.1 Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Company):

            (a) the Parent shall have performed and complied with all obligations and agreements required to be performed and complied with by it hereunder on or prior to the Closing (including, without limitation, those specified in Section 6.3);

            (b) the representations and warranties of the Parent contained in this Agreement shall be true and correct as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

            (c) there shall be no order, decree or ruling by any Governmental Authority nor any action, suit, claim or proceeding by or before any Governmental Authority shall be pending, which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or by any Ancillary Document, or which otherwise questions the validity or legality of any such transactions;

            (d) there shall be no statute, rules, regulation or order enacted, entered or enforced or deemed applicable to the transactions contemplated hereby which would prohibit or, render illegal the transactions contemplated by this Agreement or the Ancillary Documents;

            (e) each of the documents to be delivered by the Parent pursuant to
Section 6.3 shall have been so delivered by the Parent at the Closing.

      5.2 Conditions to Obligation of the Parent. The obligation of the Parent to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Parent):

            (a) the Shareholders and the Company shall have performed or complied with all obligations and agreements required to be performed or complied with by any of them hereunder on or prior to the Closing (including, without limitation, those specified in Section 6.2);

            (b) the representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

            (c) there shall be no order, decree or ruling by any Governmental Authority nor any action, suit, claim or proceeding by or before any Governmental Authority shall be pending, which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or any Ancillary Document, or which otherwise questions the validity or legality of any such transactions;

            (d) there shall be no statute, rules, regulation or order enacted, entered or enforced or deemed applicable to the transactions contemplated hereby which would prohibit or render illegal the transactions contemplated by this Agreement or the Ancillary Documents;

            (e) the Company shall have obtained on terms and conditions satisfactory to the Parent all consents and approvals of third parties (including Governmental Authorities) that are required (i) for the consummation of the transactions contemplated hereby or any Ancillary Document, or (ii) in order to prevent a breach of, a default under or a termination, material change in the terms or conditions or material modification of, any Material Agreement as a result of the consummation of the transactions contemplated hereby;

            (f) each of the documents to be delivered by Shareholders or the Company pursuant to Section 6.2 shall have been so delivered by Shareholders or the Company at the Closing; and

            (g) no Shareholder shall have exercised Dissenter's Rights.

                                   ARTICLE VI

                                     CLOSING

      6.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Spectrum Law Group, 1900 Main Street, Suite 125, Irvine, California 92614, as soon as practicable but in no event later than 10:00 a.m., Pacific time, on the third (3rd) Business Day after the date on which each of the conditions set forth in Sections 5.1 and 5.2 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as the parties may mutually agree. The date on which the closing actually occurs is referred to herein as the "Closing Date".

      6.2 Deliveries by the Shareholders and the Company. Subject to the terms and conditions hereof, the Shareholders and the Company shall deliver the following to the Parent at or before the Closing:

            (a) the Certificates that immediately prior to the Effective Time represented outstanding Company Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1(c) together with a duly executed letter of transmittal;

            (b) the corporate minute book, seal, and stock ledger of the Company;

            (c) evidence that the Company has obtained on terms and conditions reasonably satisfactory to the Parent all consents and approvals of third parties (including Governmental Authorities) that are required (i) for the consummation of the transactions contemplated hereby or (ii) in order to prevent a material breach of, a default under or a termination, material change in the terms or conditions or material modification of, any Material Agreement as a result of the consummation of the transaction contemplated hereby;

            (d) original counterparts to a non-competition agreement, by and between the Parent, Surviving Entity and James Nelson, substantially in a form attached hereto as Exhibit E (the "Nelson Employment Agreement"), duly executed by such Persons;

            (e) resolutions of the Board of Directors appointing James Nelson as President and Chief Operating Officer of the Parent, subject to the execution of the Nelson Employment Agreement;

            (f) original counterparts to the Investor Representation Letters duly executed by each Shareholder;

            (g) certificates of the Company and the Shareholder Representative, in form and substance reasonably satisfactory to the Parent, dated the Closing Date, certifying compliance with the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(g); and

      6.3 Actions or Deliveries by the Parent. Subject to the terms and conditions hereof, the Parent shall deliver the following to the Shareholders at or before the Closing:

            (a) the Merger Consideration in accordance with Section 2.2;

            (b) a certificate of the Parent, in form and substance reasonably satisfactory to the Shareholder Representative, dated the Closing Date and signed by the President and the Chief Financial Officer of the Parent evidencing compliance with the conditions set forth in Sections 5.1(a) and 5.1(b);

            (c) original counterparts to the Nelson Employment Agreement, duly executed by the Parent; and

            (d) promissory notes in the amount of approximately $57,000, $57,000, $57,000 and $57,000 payable to each of Mel Goldman, Harold Austin, James E. Nelson and Danny Shirley, constituting the amount of current debt owed to each individual by the Company, on substantially the terms and conditions set forth on Exhibit B hereof, which promissory notes shall provide that with respect to Mel Goldman, Harold Austin and Danny Shirley, such notes shall be paid in full upon the Post-Closing Financing, and the promissory note of James
E. Nelson shall provide that it shall bear interest at 10% per annum and be payable over a period of one (1) year from and after the Closing date.

      6.4 Other Documents. The parties agree to execute and deliver on or before the Closing all other documents that are reasonably necessary or desirable in order to consummate the transactions contemplated hereby and to carry out the intent of this Agreement.

      6.5 Expenses. Except as otherwise specifically provided herein, the Shareholders, the Company, Merger Sub, and the Parent, shall each pay their own expenses, including, but not limited to, attorneys', accountants', financial advisors' and brokers' or finders' fees, incurred in connection with the transactions contemplated hereby ("Expenses"). It is the express intention of the parties that the Company shall remain responsible for all Expenses incurred by the Company, its Affiliates or their respective agents in connection with the transactions contemplated hereby.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual consent of the Parent and the Company;

            (b) by either the Parent or the Company if the Closing shall not have been consummated on or before December 1, 2005 (provided that the terminating party is not otherwise in material breach of its obligations under this Agreement), which date may be extended by written agreement of the Parent and the Company; or

            (c) by either the Parent or the Company, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated hereby shall have been issued and shall have become final and non-appealable.

      7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VII, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, stockholders or agents, except that any such termination shall be without prejudice to the rights of any party hereto arising out of any breach by any other party of this Agreement.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

      8.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

            (a) By the Surviving Entity: (i) the Surviving Entity breaches the covenants set forth under Section 4.2 (b) hereof and (ii) the Post-Closing Audit is unable to be completed for a price of less than $50,000.

            (b) By the Parent: (i) Parent breaches the covenants set forth under
Section 4.3 hereof; (ii) Parent fails to pay any principal on any outstanding Note Consideration at the maturity date stated;

      8.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Shareholders or the Surviving Entity or the Parent provided for elsewhere in this Agreement, or by applicable Law, or in equity, or otherwise:

            (a) Upon the occurrence, and during the continuance, of any Event of
Default: the non-defaulting party may exercise the rights set forth under this
Section 8.2 and require that all parties to this Agreement take all actions required to unwind and effectively rescind the Merger consummated hereunder including, without, limitation: (i) the Shareholders shall return to Parent all Merger Consideration received by them against delivery of the items to be delivered by Parent under subsection (iii) below, provided, however, that with respect to a default by the Surviving Entity under Section 4.2(b), no Shareholder who has received any payments under the Note described in Section 2.1(c)(ii) shall be required or obligated in any manner to return any payments received pursuant to such Note; (ii) to the extent that any Company Stock Option has been exercised for Parent Series B Preferred Stock, the Shareholder Representative shall cause any and all certificates issued by Parent in respect of such Company Stock Option exercised to be delivered to the Parent and (iii) Parent shall transfer certificate(s) representing all shares of the Surviving Entity and the Company held by it to the Shareholder Representative, duly endorsed or delivered with blank stock powers appropriately executed, in the name of the Shareholder Representative or in such other form as requested by the Shareholder representative against delivery of the items to be delivered by the Shareholders and the Shareholder Representative as set forth under subsections
(i) and (ii) above; provided, however, that if the default giving rise to the remedies set forth under this Section 8.2(a) are due to the actions of the Parent, or for whatever reason the Post-Closing Financing does not occur by the Post-Closing Financing Deadline, it is understood and agreed that the Surviving Entity and the Shareholders shall have no obligation to reimburse or pay the Parent for any Interim Funding received from Parent, and all costs and expenses related to the audit of the Surviving Entity shall be borne by the Parent.

                                   ARTICLE IX

           INDEMNIFICATION; SURVIVAL OR REPRESENTATIONS AND WARRANTIES

      9.1 Survival; Indemnity. The representations, warranties, covenants and agreements of the Company contained in Section 3.1 of this Agreement and the Parent contained in Section 3.3, shall terminate upon the Closing. Notwithstanding the foregoing, the representations and warranties of the Shareholders under Section 3.2 shall only so survive until the first anniversary of the Closing Date (the period from the Closing Date to such applicable date is hereinafter referred to as the "Survival Period"). Nothing contained in the foregoing sentence shall prevent recovery under this Article after the expiration of the Survival Period so long as the party making a claim or seeking recovery complies with the provisions of clause (x) and (y) of the following sentence. No party shall have any claim or right of recovery for any breach of a representation, warranty, covenant or agreement unless (x) written notice is given in good faith by that party to the other party of the representation, warranty, covenant or agreement pursuant to which the claim is made or right of recovery is sought setting forth in reasonable detail the basis for the purported breach of the representation, warranty, covenant or agreement, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (y) such notice is given prior to the expiration of the Survival Period.

      9.2 General Indemnification by the Shareholders and the Company. The Shareholders, severally but not jointly, agree to indemnify the Parent and its officers, directors, shareholders, employees, Affiliates, attorneys, accountants and agents (the "Parent Parties"), and hold them harmless from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Parent Damages") incurred or suffered by the Parent Parties as a result of any breach or inaccuracy of any representation, warranty, covenant or agreement of the Shareholders or contained in this Agreement, or any certificate delivered by the Shareholders pursuant to this Agreement (including without limitation, any Investor Representation Letter), other than any breach or inaccuracy of any representation or warranty contained in Section 3.2 or in any Investor Representation Letter, as to which the Shareholders, severally but not jointly, agree to indemnify the Parent Parties as aforesaid. Notwithstanding the foregoing, from and after the Closing, the Shareholders shall have no liability under this Section 9.2 arising out of or as a result of a breach of any representation or warranty unless and until such claim is made on or before the expiration of the Survival Period, and such Shareholders shall not be liable for more than the amount of Merger Consideration actually received by such Shareholder under this Agreement.

      9.3 Indemnification Procedures

            (a) Notification of Claims. Upon any party (the "Indemnified Party") becoming aware of a fact, condition or event that constitutes a basis for a claim for Parent Damages, in respect thereof against the other party (the "Indemnifying Party") under Section 9.2, if such a claim is to be made, the Indemnified Party will with reasonable promptness and specificity notify the Indemnifying Party or Parties in writing of such fact, condition or event. The failure to notify the Indemnifying Party or Parties under this Section 9.3 shall not relieve any Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent that such failure to notify shall have resulted in a waiver of any lawful and valid affirmative defense to any third-party claim or otherwise materially prejudices the Indemnifying Party or Parties in connection with the administration or defense of such third-party claim.

            (b) Third-Party Claims.

                  (i) Upon receipt by the Indemnifying Party or Parties of any notice of claim for indemnification hereunder arising from a third-party claim, the Indemnifying Party or Parties shall assume the administration and defense of such third-party claim with counsel that is reasonably satisfactory to the Indemnified Party and shall proceed with the administration and defense of such third-party claim diligently and in good faith; provided, however, that any Indemnifying Party shall be entitled to assume the administration and defense of such third-party claim only if it agrees in writing with the Indemnified Party that it is obligated to indemnify the Indemnified Party pursuant to this Article with respect to such third-party claim; and provided, further that no Indemnifying Party shall be entitled to assume the administration and defense of any third-party claim that (A) seeks an injunction or other equitable relief that might materially and adversely affect any Indemnified Party, or (B) involves any criminal action or any claim that could reasonably be expected to result in a criminal action against any Indemnified Party. Each parties' counsel in connection with this transaction shall be deemed to be reasonably satisfactory to the other party for purposes of this Section 9.3(b)(i). The Indemnified Party shall be fully consulted by the Indemnifying Party or Parties and shall have the right to participate, at its own expense, in the investigation, administration and defense of such third-party claim. Any party hereto receiving notice of any proposed settlement of any such third-party claim shall promptly provide a copy of such notice to the other parties hereto. The Indemnifying Party or Parties shall not have the right to settle or compromise any third-party claim for which indemnification is being sought hereunder without the consent of the Indemnified Party unless as a result of such settlement or compromise the Indemnified Party is fully discharged and released from any and all liability with respect to such third-party claim. The Indemnified Party shall make available to the Indemnifying Party or Parties and its counsel all books, records, documents and other information relating to any third-party claim for which indemnification is sought hereunder, and the parties to this Agreement shall render to each other reasonable assistance in the defense of any such third-party claim.

                  (ii) Notwithstanding any other provision of this Agreement, if the Indemnified Party is not entitled to defend a third-party claim under
Section 9.3(b)(i), the Indemnified Party shall have the absolute right, at its election (to be exercised in its sole discretion by written notice to the Indemnifying Party or Parties) to assume from the Indemnifying Party or Parties the administration and defense of any such third-party claim against the Indemnified Party with counsel that is reasonably satisfactory to the Indemnifying Party. In such event, the Indemnified Party shall proceed with the administration and defense of such third-party claim(s) diligently and in good faith, and the Indemnifying Party shall be fully consulted by the Indemnified Party or Parties and shall have the right to participate, at its own expense, in the investigation, administration and defense of such third-party claim. The Indemnifying Party or Parties shall be responsible for the costs and expenses of the administration and defense of such claim(s) incurred prior to the Indemnified Party or Parties' assumption of the administration and defense of such claim(s) and shall not be responsible for costs and expenses incurred after such assumption, and the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim(s) at the sole cost and expense of the Indemnifying Party.

                                    ARTICLE X

                           SHAREHOLDER REPRESENTATIVE

      10.1 Appointment and Powers of Shareholder Representative. By virtue of their execution and delivery of this Agreement, the Shareholders shall be deemed to have irrevocably constituted and appointed, effective as of the date of this Agreement, James E. Nelson (or if James E. Nelson dies or becomes permanently disabled, then such person as shall be appointed as his successor by a majority in interest of the holders of Parent Series B Preferred Stock (the "Shareholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement, to exercise all or any of the powers, authority and discretion conferred on it hereunder, to waive any terms and conditions of this Agreement, to give and receive notices and communications, to authorize delivery to the Parent of any portion of the Merger Consideration in satisfaction of indemnification claims by the Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Notwithstanding the foregoing, the Shareholder Representative shall not have the authority to: (i) amend the terms of the terms and provisions of this Agreement or the rights, privileges and preferences of the Series B Preferred Stock as set forth on Exhibit A which would adversely affect any Shareholder unless such Shareholder agrees to such amendment or (ii) sell, transfer, convey or assign any shares of any Series B Preferred Stock, or any shares of Parent Common Stock convertible from such Series B Preferred Stock, of any other Shareholder, unless such Shareholder agrees to such sale, transfer, conveyance or assignment.

      10.2 Notice of Third Party Claims; Binding Effect, Etc. Any notice of any third party claim for which the Parent is an Indemnified Party shall be deemed to have been delivered by the Parent to the Shareholders pursuant to Section 8.4(b) if validly delivered to the Shareholder Representative. The Shareholders shall be bound by all actions taken by and all omissions of the Shareholder Representative in its capacity thereof. The Shareholder Representative shall at all times act in its capacity as Shareholder Representative in a manner that the Shareholder Representative believes in good faith to be in the best interest of the Shareholders as a group.

      10.3 Limitation on Liability. Neither the Shareholder Representative nor its respective shareholders, officers, directors, affiliates, members, agents or representatives shall be liable to any Shareholder or any of its or his shareholders, officers, directors, affiliates, heirs, estate, successors, assigns and agents for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Shareholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Shareholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. As to any matters not expressly provided for in this Agreement, the Shareholder Representative shall not be required to exercise any discretion or take any action. Each Shareholder severally shall indemnify and hold harmless and shall reimburse the Shareholder Representative from and against such Shareholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Shareholder Representative arising out of or resulting from any action taken or omitted to be taken by the Shareholder Representative under this Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Shareholder Representative's gross negligence, bad faith or willful misconduct (the "Shareholder Representative Expenses"). The Shareholder Representative shall be entitled to reimbursement of expenses from the Cash Portion of any Payment Installment. The Shareholder Representative shall make available to each Shareholder reasonable documentation of the Shareholder Representative Expenses. Notwithstanding anything to the contrary, in all matters relating to Article IX, the Shareholder Representative shall be the only party entitled to assert the rights of the Shareholders, and the Shareholder Representative shall perform all of the obligations of the Shareholders hereunder. The Parent and the Company shall be entitled to rely on all statements, representations and decisions of the Shareholder Representative as those of the Shareholders, without any independent investigation or verification.

                                   ARTICLE XI

                                   DEFINITIONS

      For purposes of this Agreement, the following terms and phrases shall have the following meanings:

      "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

      "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the State of New York are authorized by law, regulation or executive order to close.

      "Company Stock Option" shall mean any option to purchase Company Shares granted under the Company Stock Plan or otherwise.

      "Company Stock Plan" shall mean the Company's 1999 Stock Option Plan and 2000 Omnibus Stock Incentive Plan.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

      "Environmental Law" shall mean any federal, state, local or foreign law (including any common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public or employee health and safety, and includes, but not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended, the Clean Water Act, 33 U.S.C. ss. 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. ss. 6901 et seq., as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., as amended, the New York Navigation Law, as amended, and the Occupational Safety and Health Act, 29 U.S.C. ss. 6901 et seq., as amended.

      "Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial activities) arising from or under any Environmental Law or order or contract with any Governmental Authority or any other Person.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c) or (m) of the Code.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "GAAP" shall mean generally accepted accounting principles as in effect in the United States.

      "Governmental Authority" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

      "Hazardous Materials" shall mean any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas, PCBs and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "hazardous waste," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under any Environmental Law.

      "Knowledge of the Company" shall mean the actual knowledge of James E. Nelson, upon due inquiry.

      "Laws" shall mean all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any governmental entity.

      "Liabilities" shall mean any liability or obligation, including without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

      "Liens" shall mean any security interest, mortgage, lien, charge, claims, option and encumbrance.

      "Material Adverse Effect" used in connection with a party shall mean any event, change or effect that is or is reasonably likely to become materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, if any, on a consolidated basis.

      "Pension Plan" shall mean any qualified or non-qualified Employee Pension Benefit Plan (including, any Multiemployer Plan), as such term is defined in
Section 3(2) of ERISA.

      "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental entity of any kind.

      "Pre-Closing Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by the Parent pursuant to the Securities Laws.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

      "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company or other entity which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, the general managers or other persons performing similar functions, are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

      "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

      "Welfare Plan" shall mean any Employee Welfare Benefit Plan, as such term is defined in Section 3(1) of ERISA.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (including delivery by courier service), transmitted by telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, as follows:

      (a) If to the Parent, to:

            The Jackson Rivers Company
            402 Broadway, 4th Floor
            San Diego, California 92101
            Attention: President
            Telephone:  619.615.4242
            Telecopy:

            with a copy to:

            Spectrum Law Group
            1900 Main Street, Suite 125
            Irvine, California 92614
            Attention:  Marc Indeglia
            Telephone:  949.851.4300
            Telecopy:  949.851.5940

      (b) If to the Company, the Surviving Entity, the Shareholders or the Shareholder Representative, to:

            Diverse Networks, Inc.
            550 Greens Parkway, Suite 230
            Houston, Texas 77067
            Attention: President
            Telephone:
            Telecopy: 281.260.0780

            with a copy to:

            Weycer, Kaplan, Pulaski & Zuber, P.C.
            1400 Summit Tower, Eleven Greenway Plaza
            Houston, Texas 77046
            Attention: Robert C. Beasley
            Telephone: 713.961.9045
            Telecopy: 713.961.5341
or to such other address as the Person to whom notice is to be given may have previously furnished to the other parties in writing in accordance herewith. Notice shall be deemed given on the date received (or, if receipt thereof is refused, on the date of such refusal).

      12.2 Amendments and Waivers. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto. No waiver by any party of any non-compliance, default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent non-compliance, default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      12.3 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to any "Article", "Section", "Exhibit" or "Schedule" shall refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement. In any case where the concept of materiality is applied more than once to qualify any provision of this Agreement (whether by cross-referencing or incorporation or otherwise), such provision shall be interpreted as if only one, but the broadest one, of such materiality qualification applied to it. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of a party shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities made by any other party pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the investigating party and consummation of the transactions contemplated herein by a party shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any other party's rights and remedies with regard thereto.

      12.4 Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, distributees and assigns.

      12.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature.

      12.6 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be executed either in original, faxed form, or ".pdf" form and the parties adopt any signatures received by a receiving fax machine or an e-mail as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed or e-mailed.

      12.7 Governing Law; Venue; Jurisdiction. The laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. This Agreement shall be enforceable in any court of competent jurisdiction. In furtherance of and not in limitation of the foregoing, the parties hereto agree that service of process in any such action or proceeding will be sufficient if sent by certified mail, return receipt requested, to applicable address set forth above, and that such service shall constitute "personal service,".

      12.8 Severability. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law.

      12.9 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein and which form a part hereof) and the Ancillary Documents constitute the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof except for a confidentiality agreement by and among the parties hereto, if any.

      12.10 Schedules and Exhibits. The Schedules and Exhibits attached hereto are incorporated herein and made a part hereof for all purposes.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the parties hereto on the date first above written.

                                         PARENT:

                                         THE JACKSON RIVERS COMPANY

                                         By: /s/ Jeffrey Flannery
                                            -------------------------------
                                            Name: Jeffrey Flannery
                                            Title: Chief Executive Officer

                                         MERGER SUB:

                                         JKRC SUB, INC.

                                         By: /s/ James Nelson
                                            -------------------------------
                                            Name: James Nelson
                                            Title: President

                                         COMPANY:

                                         DIVERSE NETWORKS, INC.

                                         By: /s/ James Nelson
                                            -------------------------------
                                            Name: James Nelson
                                            Title: President

                                         SHAREHOLDERS:

                                         WIRELESS FACILITIES, INC.

                                         By: /s/ James R. Edwards
                                            -------------------------------
                                            Name: James R. Edwards
                                            Title: Sr. Vice President

                                         /s/ Melvin Goldman
                                         ---------------------------------
                                         Melvin Goldman

                                         /s/ James E. Nelson
                                         ---------------------------------
                                         James E. Nelson

                                         /s/ Danny M. Shirley
                                         ---------------------------------
                                         Danny M. Shirley

                                         /s/ Lowell A. Roberts, Jr.
                                         ---------------------------------
                                         Lowell A. Roberts, Jr.

                                         /s/ Harold E. Austin Jr.
                                         ---------------------------------
                                         Harold E. Austin, Jr.

                                         /s/ Thomas A. Jacoby
                                         ---------------------------------
                                         Thomas A. Jacoby

                                         /s/ Susan Totten
                                         ---------------------------------
                                         Susan Totten

                                         /s/ C.J. Gleason
                                         ---------------------------------
                                         C.J. Gleason